Exhibit 10.36
XATA CORPORATION
STOCK AWARD AGREEMENT
PURSUANT TO 2002 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of February 8, 2006, by and between XATA Corporation, a Minnesota corporation (the “Company”) and Director Name, who is a member of the Board of Directors of the Company (“Director”).
     Recitals
     1. The Company desires to afford the Director an opportunity to acquire shares of its common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2002 Long-Term Incentive and Stock Option Plan, as amended (the “Plan”), a copy of which has been provided to Director and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement. For purposes of this Agreement and the Plan, employment by any subsidiary of the Company is equivalent to employment by the Company.
     2. The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.
     ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Director hereby agree as follows:
     1. Restricted Stock Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Director as of the date hereof a restricted stock award for Two Thousand Five Hundred (2,500) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the Award Shares shall be the effective date hereof; provided, however, all of Director’s right, title and interest in and to the Award Shares shall be subject to Sections 2 and 3 below.
     2. Vesting of Award Shares. Director’s right, title and interest in and to the Award Shares is and shall be fully vested without restriction upon the date of grant; provided, however, that transfer of the Award Shares shall be subject to the transfer restrictions (if any) set forth in Section 3.
     3. Restriction on Transfer. There is no restriction on transfer of the Award Shares other than the restrictions set forth in Section 8 of this Agreement.

     4. Issuance and Delivery of Certificates for Award Shares.
     (a) As soon as practicable after the execution hereof, the Company shall issue in Director’s name, and retain in the custody of the Company pursuant to Section 4(b) below, a certificate for paid-up, non-assessable Shares for the full number of the Award Shares. The Company shall place a stop transfer order on its stock records with respect to the Award Shares, and the certificate for the Award Shares shall contain the following legend:
“The securities evidenced by this certificate were issued pursuant to a Restricted Stock Award Agreement between the holder and the issuer dated February 8, 2006 (the “Agreement”), and no sale, offer to sell, transfer, pledge or other hypothecation of these securities may be made so long as the securities remain subject to the restrictions set forth in the Agreement.”
     (b) Director acknowledges and agrees that the Company shall retain the custody of the certificates for the Award Shares, and that the certificates will not be delivered to Director except as provided in Section 4(c) below. Upon execution of this Agreement, Director has also executed and delivered to the Company an Assignment Separate from Certificate, authorizing the Company as attorney to transfer the certificate for the Award Shares to the Company upon forfeiture pursuant to this Agreement.
     (c) As soon as reasonably practicable after termination of the transfer restrictions (if any) pursuant to Section 3 above, the Company will deliver a certificate for the Award Shares without the restrictive legend set forth in Section 4(a).
     5. Rights and Restrictions as a Shareholder. Director shall have full voting rights, dividend rights and other rights as a shareholder with respect to all Award Shares, subject to the restrictions hereunder. So long as the Company retains custody of the certificates for the Award Shares, Director shall not (i) sell, offer to sell, transfer, pledge or hypothecate any record or beneficial interest in the Award Shares, other than to the Company as provided in this Agreement or (ii) grant any irrevocable proxies or irrevocable voting rights with respect to the Award Shares.
     6. Stock Dividends, Stock Splits and Other Adjustments. If a stock dividend or stock split is declared on the outstanding shares of the Company, or if outstanding shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Award Shares relate (the “Adjusted Shares”), to the end that the proportionate interest of Director, as a shareholder of the Company with respect to the Award Shares, shall be maintained as before the occurrence of such event. As used herein, the term Award Shares include any corresponding Adjusted Shares. The Company shall retain the custody of each certificate for the Adjusted Shares pursuant to Section 4(b) above.

     7. Withholding. Director shall pay on a timely basis all withholding and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof, if any) to Director under this Agreement shall be subject to and conditioned upon Director’s payment of all applicable Withholding Taxes. Director hereby authorizes the Company to withhold such Withholding Taxes from any cash compensation payable to Director.
     8. Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Director will be deemed to have made the following investment representation on the date of issuance:
Director intends to acquire the Award Shares for Director’s own account for investment purposes and not with a view to resale in connection with any distribution thereof. Director has no present intention, and is not a party to any agreement or arrangement, to resell or dispose of any of the Award Shares. Director understands and agrees that the Company has no obligation to register the Award Shares and that the Award Shares will not be registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws, on the grounds that the Award Shares are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and the state securities laws. Director further understands and agrees that the Award Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing securities acts. Accordingly, Director acknowledges that the Company is not required to recognize any transfer of the Award Shares if such transfer would result in violation of any federal or state law regarding the offering or sale of securities. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:
“The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such law is then, in fact, applicable to such securities.”

     9. Legend on Shares. The Company may place a stop transfer order on its stock records with respect to the Award Shares, and the certificate(s) for the Award Shares (or a portion thereof) may contain substantially the following legend:
“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”
     10. Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Director for any cost, loss or expense the Director may incur in connection with, or arising out of any transaction under, this Agreement.
     11. No Implied Agreements. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to continue the Director in office or in any other positions on any terms or for any specific period of time.
     12. Nontransferability. The rights of the Director under this Agreement shall not be assigned, transferred, pledged or otherwise hypothecated by the Director other than by will or the laws of descent and distribution.
     13. Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Award Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.
     14. Complete Agreement; Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Director with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.
     15. Governing Law. Any issue related to the formation, execution, performance and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.
     16. Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

XATA CORPORATION	DIRECTOR

By

Signature
Title

Print Name

ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED, Director Name hereby sells, assigns and transfers unto XATA Corporation _________ shares, or portion thereof, of the Common Stock of XATA Corporation, standing in his name on the books of said Company, represented by Certificate No. ____________ upon the forfeiture of said shares under that certain Restricted Stock Award Agreement dated February 8, 2006, and do hereby irrevocably constitute and appoint XATA Corporation attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

SIGNATURE GUARANTEE: